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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                              STATE OR COUNTRY          NAME UNDER WHICH
                                              OF ORGANIZATION           SUBSIDIARY IS DOING
NAME                                          OR INCORPORATION          BUSINESS OTHER THAN ITS OWN
----                                          ----------------          ---------------------------
ADAP, Inc.                                    New Jersey                AutoZone
ALLDATA LLC                                   Nevada
AutoZone de Mexico, S. de R.L. de C.V.        Mexico
AutoZone Development Corporation              Nevada
AutoZone Florida, L.P.                        Delaware
AutoZone Stores, Inc.                         Nevada
AutoZone Texas, L.P.                          Delaware
AutoZone.com, Inc.                            Nevada
Chief Auto Parts Inc.                         Delaware                  AutoZone
Speedbar, Inc.                                Nevada


     In addition, five subsidiaries operating in the United States and five subsidiaries operating outside of the United States have been omitted as they would not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary as defined by Rule 1-02(w) of Regulation S-X.